Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

PTC Therapeutics, Inc.
South Plainfield, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-220151) and Form S-8 (No. 333-194323, 333-189962, 333-203485, 333-208830, 333-211997, 333-215407, and 333-222391) of PTC Therapeutics, Inc. of our report dated August 21, 2018, relating to the consolidated financial statements, which appears in this Current Report on Form 8-K dated August 24, 2018.

/s/ BDO USA, LLP
Boston, Massachusetts
August 24, 2018